EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2018, with respect to the consolidated financial statements, schedule, and internal control over financial reporting in the Annual Report of School Specialty, Inc. on Form 10-K for the year ended December 30, 2017. We consent to the incorporation by reference of said reports in the Registration Statement of School Specialty, Inc. on Form S-8 (File No. 333-200677).

/s/ GRANT THORNTON LLP

Appleton, Wisconsin

March 14, 2018